UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2013

AMERICAN EAGLE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202, Littleton, CO 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

1.	The SM Spyglass Property area acquisition.

On January 4, 2013, we and our non-operating partner in the Spyglass Property area (the “Joint Venture Partner”) acquired additional working interests (collectively, the “Interests”) and related assets in several of our operated properties in the Spyglass Property area from SM Energy Company (the “Acquisition”). We and the Joint Venture Partner acquired 55% and 45%, respectively, of the Interests.

The aggregate purchase price for the Interests was $9.1 million (the “Purchase Price”), of which $5,005,000 (55% of the Purchase Price) was paid by us, utilizing a portion of the advance that we had received under the swap facility with Macquarie Bank Limited described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2013, with the remaining $4,095,000 (45% of the Purchase Price) paid by the Joint Venture Partner. We will receive 55% of the net revenues generated by the Interests relating back to September 1, 2012, which will reduce our effective price. The amount of such net revenues is not known as of the date of this Current Report.

To effect the Acquisition, we, the Joint Venture Partner, and SM Energy Company entered into a Purchase and Sale Agreement (as amended, the “PSA”). The acquired Interests and related assets include oil and gas interests and related assets within four spacing units located in Divide County, North Dakota, including working interests in six producing wells ranging from approximately 5% to over 34%, interests in oil and gas leases, hydrocarbon production, contracts, equipment, and records.

In connection with the Acquisition, we granted a third-party entity, Power Energy Partners LP (the “Optionee”), an affiliate of Power Energy Holdings, LLC, the option (the “Option”) to purchase from us an amount equivalent to 10% of our share of the Interests on the same proportionate terms and conditions as our purchase of our share of the Interests under the PSA, including a pro rata exercise price of 10% of the Purchase Price.

The Option was granted under a letter agreement between the Optionee and us. To exercise the Option, the Optionee must (i) provide notice of its exercise to us by March 22, 2013 and (ii) pay the exercise price to us by March 29, 2013.

2.	Lease Crude Oil Purchase Agreement.

On January 4, 2013, we entered into a Lease Crude Oil Purchase Agreement (the “Purchase Agreement”) with Power Energy Partners LP (referred to as the Optionee above, the “Buyer”).

The Purchase Agreement requires us to sell to the Buyer, and the Buyer to purchase from us, all crude oil production from all wells currently operated by us and any additional wells to be operated by us, in each case in Divide County, North Dakota for the period from February 1, 2013 through January 31, 2014 and subject to excluded production for non-operator working interest owners electing to take their production in kind. The Buyer will purchase all such crude oil production at a floating price determined by two market-based pricing formulae using two different published market indices.

The initial term of the Purchase Agreement ends on January 31, 2014, and it will continue on a month-to-month basis thereafter until either party terminates it. Upon completion of the initial or any renewal term, the Buyer will have the right (the “best price match right”) to continue to purchase crude oil produced by any wells operated by us in Divide County, North Dakota by matching the price and terms of any third party offer received by us for such production. The best price match right expires on January 31, 2016 and is subject to earlier termination in the event the Buyer fails to match third-party monthly offers for six months (consecutive or otherwise) or the Buyer fails to match a third-party offer for a term longer than 30 days.

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SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sale of Equity Securities.

On January 4, 2013, we sold 4,000,000 shares of our unregistered, restricted common stock (the “Restricted Shares”) to Power Energy Holdings, LLC (“Power Energy Holdings”), an affiliate of Power Energy Partners LP, for the purchase price of $1.00 per Restricted Share, with an aggregate purchase price of $4.0 million in cash in a private placement.

The Restricted Shares were issued in reliance upon the exemption from securities registration requirements afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, based upon the following: (a) Power Energy Holdings and each of its members confirmed to us that each is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters so as to be able to evaluate the risks and merits of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering or sale of the Restricted Shares, (c) Power Energy Holdings was provided with such disclosure materials and other information as requested from us prior to the closing, (d) Power Energy Holdings acknowledged that (i) all securities being purchased were being purchased for investment intent and (ii) the Restricted Shares have not been registered under the Securities Act or qualified under any state securities or blue sky laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and the qualification requirements of the various state securities or blue sky laws and, therefore, cannot be resold unless they are registered under the Securities Act and qualified under applicable state securities laws or unless exemptions from such registration and qualification requirements are available, and (e) a standard restrictive legend has been placed on the certificate representing the Restricted Shares and stop-transfer instructions are on file with our transfer agent in respect of such certificate.

The private placement was made without a selling agent or underwriter and the opportunity to participate in the private placement was available only to Power Energy Holdings, an accredited investor.

In connection with our credit agreement with Macquarie Bank Limited, that we announced in a press release on January 2, 2013, and in our Current Report on Form 8-K that we filed with the Securities and Exchange Commission on January 4, 2013, we paid certain compensation to a broker-dealer, partially in cash and partially in shares of our restricted common stock. Specifically, we issued an aggregate of 225,564 shares to the broker-dealer and four of its executives at a deemed issuance price of $0.798 per share. Such shares were issued in reliance upon the exemption from securities registration requirements afforded by the provisions of Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, based upon the following: (a) the broker-dealer and the individuals are each “accredited investors” and have such knowledge and experience in financial and business matters so as to be able to evaluate the risks and merits of acquiring such shares, (b) there was no public offering or general solicitation with respect to the offering or sale of such shares, (c) the broker-dealer and the individuals are familiar with our business and affairs, (d) the broker-dealer and the individuals acknowledged that such shares (i) were acquired for investment purposes only and (ii) had not been registered under the Securities Act or qualified under any state securities or blue sky laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and the qualification requirements of the various state securities or blue sky laws and, therefore, cannot be resold unless they are registered under the Securities Act and qualified under applicable state securities laws or unless exemptions from such registration and qualification requirements are available, and (e) a standard restrictive legend has been placed on the certificate representing such shares and stop-transfer instructions are on file with our transfer agent in respect of such certificate.

Copies of our press releases dated January 7, 2013 (related to the SM Spyglass Property area acquisition), and January 8, 2013 (related to the $4.0 million private equity placement), are furnished and attached to this Current Report as Exhibits 99.1 and 99.2, respectively.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

99.1	Registrant’s Press Release Dated January 7, 2013

99.2	Registrant’s Press Release Dated January 8, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2013	AMERICAN EAGLE ENERGY CORPORATION

	By:	/s/ Bradley Colby
Bradley Colby
President and Chief Executive Officer

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